UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 30549

________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

22nd Century Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0468420
(State of incorporation or organization)	(I.R.S. employer identification no.)

9530 Main Street, Clarence, New York 14031

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock (Par Value - $0.00001 per share)	NYSE MKT LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1.             Description of Registrant’s Securities to be Registered

The description of the common stock is incorporated by reference to the information set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-186449) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2013.

Item 2.             Exhibits

Pursuant to the Form 8-A Instructions as to Exhibits, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered on this Form 8-A pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

22nd Century Group, Inc.

(Registrant)

By: /s/ Joseph Pandolfino
      Joseph Pandolfino

      Chief Executive Officer

Dated: March 6, 2014

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